For the six-month period ended 4/30/01.
File number 811-04864
Prudential Value Fund

SUB-ITEM 77 O

EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

IIa.

1.	Name of Issuer
	     Boston Properties

2.	Date of Purchase
	     10/25/2000

3.	Number of Securities Purchased
	     275,341

4.	Dollar Amount of Purchase
	     $10,738,281

5.	Price Per Unit
	     $39.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Goldman Sachs & Co.

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		Morgan Stanley and Co. Incorporated
		Merrill Lynch
		Prudential Securities
		Salomon Smith Barney Inc.
		Banc of America Securities LLC
		Deutsche Bank Securities Inc.
		Lehman Brothers Inc.
		Advest, Inc.
		Bear, Stearns & Co. Inc.
		CIBC World Markets Corp.
		Commerzbank Capital Markets Corp.
		Credit Suisse First Boston Corporation
		Dresdner Kleinwort Benson North America
LLC
		A.G. Edwards & Sons, Inc.
		First Union Securities, Inc.
		FleetBoston Robertson Stephens Inc.
		Edward Jones
		Legg Mason Wood Walker
		McDonald Investments Inc.
		PaineWebber Incorporated
		RBC Dominion Securities Corporation
		Tucker Anthony Incorporated
















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